UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 1, 2006
Date of Report (Date of earliest event reported)
NationsHealth, Inc.
(Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-50348 (Commission File Number)	06-1688360 (I.R.S. Employer Identification No.)
13630 N.W. 8th Street, Suite 210
Sunrise, Florida 33325
(Address of Principal Executive Offices)
(954) 903-5000
Registrant’s telephone number, including area code
13650 N.W. 8th Street, Suite 109
Sunrise, Florida 33325
(Former Address of Principal Executive Offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 1, 2006, the Chief Executive Officer, Glenn M. Parker, M.D. (“Dr. Parker”), and the President and Chief Information Officer, Mr. Lewis Stone (“Mr. Stone”), of NationsHealth, Inc. (the “Company”), each signed letters (“Voluntary Waivers”) acknowledging their requests to the Company to voluntarily waive portions of their annual salaries. Pursuant to the Voluntary Waivers, beginning November 1, 2006, Dr. Parker’s annual salary will be reduced from $500,000, to $400,000 and Mr. Stone’s annual salary will be reduced from $500,000, to $300,000. Dr. Parker and Mr. Stone may elect at any time during the term of their employment agreements to have their full annual salaries reinstated, but without any retroactive payments or adjustments.
The foregoing description of the terms and conditions of the Voluntary Waivers is qualified in its entirety by reference to the complete terms and conditions of the Voluntary Waivers which are set forth as Exhibits 10.1 and 10.2 to this Current Report on form 8-K, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.1	Voluntary Waiver of Glenn M. Parker, M.D. Effective November 1, 2006.
10.2	Voluntary Waiver of Mr. Lewis Stone Effective November 1, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSHEALTH, INC.
Date: November 3, 2006	By:	/s/ Timothy Fairbanks
Timothy Fairbanks
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Voluntary Waiver of Glenn M. Parker, M.D. Effective November 1, 2006.
10.2	Voluntary Waiver of Mr. Lewis Stone Effective November 1, 2006.